Exhibit (4) (e) (ii)

WACHOVIA CORPORATION,

SOUTHTRUST CORPORATION

AND

JPMORGAN CHASE BANK,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 1, 2004

to

INDENTURE

Dated as of May 1, 1992

SUBORDINATED DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 2004 (this ”Supplemental Indenture”), among Wachovia Corporation, a North Carolina corporation (“Successor”), SouthTrust Corporation, a Delaware corporation (“SouthTrust”), and JPMorgan Chase Bank (successor by merger to Chemical Bank), a New York banking corporation, as trustee (the ”Trustee”).

WHEREAS, SouthTrust and the Trustee have heretofore executed and delivered a certain Indenture, dated as of May 1, 1992 (as heretofore amended, the ”Indenture”), providing for the issuance from time to time of Debt Securities;

WHEREAS, SouthTrust and Successor have entered into an Agreement and Plan of Merger, dated as of June 20, 2004 and restated as of July 9, 2004 (the ”Merger Agreement”), which contemplates the execution and filing of Articles of Merger with the Secretary of State of the State of North Carolina (the ”Articles of Merger”) and a Certificate of Merger with the Secretary of State of the State of Delaware (the ”Certificate of Merger”) providing for the merger of SouthTrust with and into Successor (the ”Merger”), with Successor continuing its corporate existence under North Carolina law;

WHEREAS, Section 1001 of the Indenture provides, among other things, that SouthTrust shall not merge into any other corporation unless, among other things, the Person into which SouthTrust is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indenture on the part of SouthTrust to be performed or observed;

WHEREAS, Section 1101 of the Indenture provides, among other things, that, without the consent of any Holders, SouthTrust, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of another corporation to SouthTrust and the assumption by such successor of the covenants of SouthTrust in the Indenture and in the Debt Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by resolution of the board of directors of each of SouthTrust and Successor and have been duly authorized by all necessary action on the part of the Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportional benefit of all Holders of the Debt Securities or of any series thereof, as follows:

ARTICLE I

REPRESENTATIONS OF SOUTHTRUST AND SUCCESSOR

Each of SouthTrust and Successor represents and warrants to the Trustee as follows:

1.1 In the case of SouthTrust, it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1.2 In the case of Successor, (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and (ii) it is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

1.3 The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

1.4 Upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Articles of Merger and the Certificate of Merger (the ”Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and North Carolina law and Delaware law.

1.5 Immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

ARTICLE II

ASSUMPTION AND AGREEMENTS

2.1 Successor hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indenture on the part of SouthTrust to be performed or observed.

2.2 Successor will succeed to, and be substituted for, and may exercise every right and power of, SouthTrust under the Indenture, with the same effect as if Successor had been named as the Company therein.

ARTICLE III

AMENDMENTS

3.1 The reference in the preamble to the Indenture to “SOUTHTRUST CORPORATION, a Delaware corporation” is hereby amended to read “WACHOVIA CORPORATION, a North Carolina corporation”; the reference therein to “420 North 20th Street, Birmingham, Alabama 35203” is hereby amended to read “301 South College Street, Charlotte, North Carolina 28288”; and each other reference in the Indenture to “SouthTrust Corporation” is hereby amended to be a reference to “Wachovia Corporation”.

3.2 The reference in the preamble to the Indenture to “CHEMICAL BANK, a New York corporation (herein called the “Trustee”), having its Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001” is hereby amended to read “JPMORGAN CHASE BANK, a New York banking corporation (hereinafter called the “Trustee”), having a designated corporate trust office at 3800 Colonnade Parkway, Birmingham, Alabama 35243”.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS

4.1 This Supplemental Indenture shall become effective at the Effective Time, provided, however, that:

(a)	the Trustee shall have executed a counterpart of this Supplemental Indenture and shall have received one or more counterparts of this Supplemental Indenture executed by SouthTrust and Successor;

(b)	the Trustee shall have received an Officers’ Certificate from SouthTrust stating that (i) the Merger and the execution of this Supplemental Indenture comply with the requirements of Article Ten of the Indenture; and (ii) in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the Merger and the execution of this Supplemental Indenture have been complied with; and

(c)	the Trustee shall have received an Opinion of Counsel from counsel to SouthTrust to the effect that (i) the Merger and the execution of this Supplemental Indenture comply with the requirements of Article Ten of the Indenture; (ii) all conditions precedent provided for in the Indenture relating to the Merger and the execution of this Supplemental Indenture have been complied with; and (iii) the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

ARTICLE V

MISCELLANEOUS

5.1 Except as supplemented and amended hereby, the Indenture and the Debt Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so supplemented and amended, shall be read, taken and construed as one and the same instrument.

5.2 The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee does not assume any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of SouthTrust and Successor. The Trustee does not make any representation and shall not have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

5.3 If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included or deemed to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required or deemed provision shall control.

5.4 Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Exchange Rate Agent and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented and amended by this Supplemental Indenture.

5.5 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

5.6 Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

5.7 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

SOUTHTRUST CORPORATION

By:
Name:
Title:

[Corporate Seal]

Attest:

Secretary

WACHOVIA CORPORATION

By:
Name:
Title:

[Corporate Seal]

Attest:

Secretary

JPMORGAN CHASE BANK,
as Trustee

By:
Name:	Patti A. Maner
Title:	Authorized Signatory

[Corporate Seal]

Attest:

Secretary

STATE OF ALABAMA	)

): ss:

COUNTY OF JEFFERSON	)

On this              of                     , 2004, before me, the undersigned officer, personally appeared                                 , who acknowledged himself to be the                                          of SOUTHTRUST CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NORTH CAROLINA	)

): ss:

COUNTY OF	)

On this              of                     , 2004, before me, the undersigned officer, personally appeared                                 , who acknowledged himself to be the                                          of WACHOVIA CORPORATION, a North Carolina corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF ALABAMA	)

): ss:

COUNTY OF JEFFERSON	)

On this              of                     , 2004, before me, the undersigned officer, personally appeared                                 , who acknowledged herself to be the                                          of JPMORGAN CHASE BANK, a New York banking corporation, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]